Exhibit 10.17

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 30, 2020, by and between Vallon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company, set forth on Schedule A hereto (each a “Stockholder” and collectively, the “Stockholders”). For the avoidance of doubt, each Stockholder’s obligations hereunder are several and not joint.

WITNESSETH:

WHEREAS, as of the date hereof each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) set forth opposite the name of such Stockholder on Schedule A hereto;

WHEREAS, the Company has filed a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) and intends to complete an initial public offering of its Common Stock (the “IPO”);

WHEREAS, in connection with the IPO, the Company has applied to list its Common Stock on the Nasdaq Capital Market (the “Nasdaq”);

WHEREAS, as a condition of listing, the Nasdaq has required that each Stockholder enter into this Agreement; and

WHEREAS, the parties hereto desire to set forth certain rights and obligations of the Stockholders as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below intending to be legally bound, the parties hereto agree as follows:

1.            Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” shall mean with respect to any Person, any supranational, national, federal, state, provincial, local or other law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, in each such case that is binding on or applicable to such Person, or its subsidiaries or its or their respective properties, assets or businesses.

“Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Common Shares” shall mean, with respect to any Stockholder, all shares of Common Stock beneficially owned by such Stockholder as of the date hereof and as may be acquired during the period from the date of this Agreement through the Expiration Date.

“DGCL” shall mean the General Corporation Law of the State of Delaware, as the same may be amended from time to time.

“Effective Date” shall mean the date and time that the SEC declares the Registration Statement to be effective under the Securities Act.

“Expiration Date” shall mean the earliest of (i) the date following the Effective Date on which the Stockholders’ collective beneficial ownership of the issued and outstanding shares of Common Stock falls below 9.99%, (ii) the date following the Company’s written notice to the Stockholders that it has withdrawn the Registration Statement and does not intend to proceed with the IPO, (iii) the third anniversary of the Effective Date and (iv) with respect to any Stockholder, the date on which any Proceeding before or brought by the SEC against such Stockholder has been terminated or otherwise concluded, in which case, from and after such date, such person shall no longer be a Stockholder hereunder.

“Governmental Authority” shall mean any supranational, national, federal, state, provincial, local or other government, department, authority, court, tribunal, commission, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Order” shall mean, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Authority or arbitrator, in each such case that is binding upon or applicable to such Person or its subsidiaries or its or their respective properties, assets or businesses.

“Person” shall mean means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority.

“Proceeding” shall mean any suit (whether civil, criminal, administrative, judicial or investigative), claim, action, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, criminal prosecution, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any mediator, arbitrator or arbitration panel.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

2.            Share Voting Cap; Irrevocable Proxy.

(a)            Following the Effective Date, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholders (in their capacity as stockholders of the Company) shall have the right to vote all Common Shares held by the Stockholders collectively constituting no more than 9.99% of the total number of shares of Common Stock issued and outstanding as of the record date for voting on the matters presented at such meeting or taking action by written consent (the “Share Voting Cap”).

(b)            Following the Effective Date, Common Shares held or otherwise beneficially owned by Stockholders in excess of the Share Voting Cap (“Excess Shares”) shall be voted at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, in a manner that is proportionate to the manner in which all other holders of the issued and outstanding shares of Common Stock vote in respect of each matter presented at any such meeting and in respect of each action taken by written consent. As among the Stockholders, the number of Excess Shares shall be allocated pro rata based on the relative number of Common Shares beneficially owned by them.

(c)            In furtherance of the agreements herein and concurrently with the execution of this Agreement, each Stockholder shall deliver to the Company a proxy in the form attached hereto as Exhibit A (each such proxy, a “Proxy”), which shall be irrevocable to the fullest extent permissible by law and shall apply only to those Common Shares held by such Stockholder that constitute such Stockholder’s pro-rata portion of the Excess Shares.

(d)            Each Stockholder hereby represents and warrants to the Company that any proxies heretofore given by him in respect of his Common Shares are not irrevocable, that any such proxies have heretofore been effectively revoked, and that written notice of revocation of such proxies has been delivered to any such proxy holders.

(e)            Each Stockholder hereby affirms that his Proxy is an irrevocable proxy given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that his Proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such Proxy may lawfully do or cause to be done by virtue hereof. Such Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with its terms.

(f)             Each Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 2.

(g)            In the event of any issuance of shares of the Company’s voting securities hereafter to a Stockholder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), in relation to such Stockholder’s Common Shares, such additional shares shall automatically become subject to this Agreement.

(h)            Each Stockholder covenants and agrees not to transfer any of his Common Shares to an Affiliate or a family member unless such Person executes a joinder to this Agreement agreeing to be bound by the provisions hereof as if a party hereto.

3.            Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company, severally and not jointly, and solely as to himself and his Common Shares, as follows:

(a)            Ownership. Such Stockholder (i) is the beneficial owner of the Common Shares set forth opposite such Stockholder’s name on Schedule A hereto; (ii) does not own as of the date hereof, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Common Shares set forth on Schedule A hereto; and (iii) has the sole right to vote, dispose of and exercise and holds sole power to issue instructions with respect to the matters set forth in Section 2 hereof and sole power to agree to all of the matters set forth in this Agreement with respect to all of such Stockholder’s Common Shares, subject to the terms of this Agreement, except that Dov Malnik has granted Ariel Malnik a power of attorney to vote and dispose of the shares held individually by Dov Malnik. If any Stockholder is married and such Stockholder’s Common Shares constitute community property, this Agreement (including the Proxy) has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder’s spouse, enforceable against such person in accordance with its terms.

(b)            Power; Binding Agreement. Such Stockholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and the Proxy, to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(c)            No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with any agreement to which such Stockholder is a party or by which such Stockholder’s Common Shares are bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, Order or decree or any Applicable Law that is applicable to such Stockholder or any of such Stockholder’s Common Shares (other than filings required pursuant to the Exchange Act), except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform his obligations hereunder on a timely basis.

(d)            Reliance by the Company. Such Stockholder understands and acknowledges that the Company is relying upon such Stockholder’s execution, delivery and performance of this Agreement.

4.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders as follows:

(a)            Power; Binding Agreement. The Company has the legal capacity and all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting or relating to creditors’ rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(b)            No Conflicts. The execution, delivery, and performance of this Agreement by the Company will not (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or conflict with (A) any provisions of the certificate of incorporation or bylaws of the Company or (B) any contract to which the Company is a party or by which the Company’s assets may be bound, or (ii) violate, or require any consent, approval, or notice under, any provision of any judgment, Order or decree or any Applicable Law that is applicable to the Company (other than filings required pursuant to the Exchange Act), except, in the case of (i) or (ii) above, as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Company to perform its obligations hereunder on a timely basis.

5.            Further Assurances. Subject to the terms and conditions of this Agreement, upon the request of the Company, each Stockholder shall execute and deliver any additional documents and take, or cause to be taken, all actions, and do, or cause to be done, all things as may reasonably be deemed by the Company to be necessary or desirable to fulfill such Stockholder’s obligations under this Agreement.

6.            Effectiveness and Termination.

(a)            Effectiveness. This Agreement shall become effective on the Effective Date, and contingent upon the declaration of the effectiveness of the Registration Statement by the SEC.

(b)            Termination. Contingent upon the effectiveness of this Agreement, this Agreement and each Proxy, and all rights and obligations of the parties hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

(c)            Survival. Notwithstanding the foregoing, nothing set forth in this Section 6 or elsewhere in this Agreement shall relieve any party hereto from liability, or otherwise limit the liability of any party hereto, for any material breach of this Agreement prior to such termination. This Section 6 and Sections 1 and 7 (as applicable) shall survive any termination of this Agreement.

7.            Miscellaneous.

(a)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that substance of this Agreement be consummated as originally contemplated to the fullest extent possible.

(b)            Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Stockholders hereunder may be assigned by any such Stockholder (whether by operation of law or otherwise) without prior written consent of the Company. Subject to the preceding sentence, this Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by, the Company and its successors and assigns and the provisions of this Agreement are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)            Amendments. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

(d)            Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation at law or in equity, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity, without the requirement of posting a bond or other security.

(e)            Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person, (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier, or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

If to the Company, to:

Vallon Pharmaceuticals, Inc.

100 N. 18th Street, Suite 300

Philadelphia, PA 19103

Attention: Chief Executive Officer

Email: davidb@vallon-pharma.com

If to the Stockholders, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

(f)            No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)            No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto.

(h)            Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity, and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

(i)             Consent to Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 7(e) or in any other manner permitted by Applicable Law.

(j)             Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT CONTEMPLATED HEREBY.

(k)            Rules of Construction. Each of the parties hereto acknowledge that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(l)             Entire Agreement. This Agreement (together with any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

(m)           Interpretation.

(i)            Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(ii)           The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect or be deemed to affect the meaning or interpretation of this Agreement.

(iii)          Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

(n)            Expenses. Except as expressly provided for herein, all fees, costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees, costs and expenses.

(o)            Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.

(p)            Counterparts; Facsimile Transmission of Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed on the date first above written.

THE COMPANY:

VALLON PHARMACEUTICALS, INC.

By:	/s/ David Baker
Name: David Baker
Title: Chief Executive Officer

THE STOCKHOLDERS:

DOV MALNIK

By:	/s/ Ariel Malnik
Ariel Malnik, Attorney-in-Fact

TOMER FEINGOLD

By:	/s/ Tomer Feingold
Name: Tomer Feingold

ARIEL MALNIK

By:	/s/ Ariel Malnik
Name: Ariel Malnik

EXHIBIT A

IRREVOCABLE PROXY

The undersigned Stockholder (the “Stockholder”) of Vallon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the Company, acting through any of its authorized signatories, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the subset of shares of Common Stock, par value $0.0001 per share, of the Company that now are or hereafter may be beneficially owned by the undersigned and that constitute the Stockholder’s pro-rata portion of the Excess Shares (as such term is defined in that certain Voting Agreement of even date herewith by and between the Company and the undersigned Stockholder (the “Voting Agreement”)) (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined in the Voting Agreement). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by Applicable Law, is coupled with an interest sufficient in law and is granted pursuant to the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting in a manner that is proportionate to the manner in which all holders of the issued and outstanding shares of Common Stock (other than the Stockholders) vote in respect of each matter presented at any such meeting and in respect of each action taken by written consent.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

[Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: December 30, 2020

DOV MALNIK

By:	/s/ Ariel Malnik
Ariel Malnik, Attorney-in-Fact

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: December 30, 2020

TOMER FEINGOLD

By:	/s/ Tomer Feingold
Name: Tomer Feingold

SIGNATURE PAGE TO IRREVOCABLE PROXY

Dated: December 30, 2020

ARIEL MALNIK

By:	/s/ Ariel Malnik
Name: Ariel Malnik

SCHEDULE A

Common Shares Held By the Stockholders1

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

1 To be adjusted for reverse split.